EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation

Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2021, relating to the financial statements of CEL-SCI Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Potomac, Maryland

July 1, 2022